Fourth quarter and full year 2023 results February 13, 2024 © GXO Logistics, Inc.

© GXO Logistics, Inc. Disclaimer 2 Non-GAAP Financial Measures: As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables included in the attached appendix. GXO’s non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA margin, adjusted EBITA, net of income taxes paid, adjusted net income attributable to GXO, adjusted earnings per share (basic and diluted) (“adjusted EPS”), free cash flow, free cash flow conversion, organic revenue, organic revenue growth, net leverage ratio, net debt, return on invested capital (“ROIC”) and net capital expenditures (“net capex”). We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables included in the attached appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full -time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. We believe that free cash flow and free cash flow conversion rate are an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as cash flows from operations less net capex; we calculate net capex as capital expenditures less proceeds from sale of property and equipment. We calculate free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a percentage. We believe that adjusted EBITDA, adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, and adjusted EBITA, net of income taxes paid improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations, revenue from acquired businesses and revenue from deconsolidated operations. We believe that net leverage ratio and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our total debt and net debt as a ratio of our adjusted EBITDA. We calculate ROIC as our adjusted EBITA, net of income taxes paid, divided by the averaged invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance. With respect to our financial targets for full-year 2024 organic revenue growth, adjusted EBITDA, adjusted diluted EPS, free cash flow conversion, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows prepared in accordance with GAAP, that would be required to produce such a reconciliation. Non-GAAP Valuation Measure: Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO’s relative performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements. As such, our presentation of Adjusted EBITDAR should not be construed as a financial performance or operating measure. With respect to our target for full-year 2024 adjusted EBITDAR, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Forward-Looking Statements : This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our full year 2024 financial targets of organic revenue growth, adjusted EBITDA, adjusted diluted EPS and adjusted EBITDA to free cash flow conversion; the expected incremental revenue in 2024 and 2025 from new customer wins in 2023; our 2024 valuation target for adjusted EBITDAR; and our goals of (i) 80% global operations using LED lightning by 2025, (ii) 80% global landfill diversion rate by 2025, (iii) 50% renewably sourced energy by 2030, (iv) 30% greenhouse gas emissions (Scope 1&2) reduction by 2030 vs. 2019 baseline, (v) 100% carbon neutral (Scope 1&2) by 2040, (vi) 15% reduction in Total Recordable Incident Rate by 2027 across Americas APAC vs. 2022 baseline, and (vii) 15% reduction in Lost Time Incident Rate by 2027 across UK and European operations vs. 2022 baseline. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; our ability to align our investments in capital assets, including equipment, and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; unsuccessful acquisitions or other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; our inability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; seasonal fluctuations; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to our reputation; a material disruption of the company's operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of our customers; the impact of potential cyber -attacks and information technology or data security breaches; the inability to implement technology initiatives successfully; our ability to achieve our Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

© GXO Logistics, Inc. X Logistics, Inc. Presenters 3 Baris Oran Chief Financial Officer Adrian Stoch Chief Automation Officer Malcolm Wilson Chief Executive Officer

© GXO Logistics, Inc. Highlights 4 Revenue Organic revenue growth(1) Net income(2) Adjusted EBITDA(1) Signed new business wins of more than $1 billion(4) annualized revenue in FY 2023. $568 million of new FY 2024 revenue won through 4Q 2023,(3) equivalent to 6% YoY revenue growth. $229 million of new FY 2025 revenue won through 4Q 2023.(3) 26% YoY growth in free cash flow for FY 2023. 41% of adjusted EBITDA converted to free cash flow (1) for FY 2023, above 30% guidance. Operating return on invested capital of 36% in FY 2023(1). Credit rating agency outlook upgraded by S&P, Moody’s and Fitch in 2023. Completed the acquisition of PFSweb on October 23, 2023. Free cash flow(1) Operating cash flow 4Q 2023 FY 2023 $9.8 billion 2% $229 million $741 million $302 million $558 million GXO Logistics, Inc. $2.6 billion (2)% $73 million $193 million $215 million $151 million Diluted EPS $0.61 $1.92 Adjusted diluted EPS(1) $0.70 $2.59 (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (2) Net income attributable to GXO. (3) Based on closing December 31, 2023, FX rates of 1.27 GBP/USD and 1.10 EUR/USD. (4) Contracts converted at the prevailing rate of the quarter in which they are signed.

© GXO Logistics, Inc. (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (In millions USD) 2023: Solid revenue growth 5 FY 2022 Revenue Organic growth Net M&A FX FY 2023 Revenue ~2% FX ~5% Net M&A $8,993 $9,778 9 % Revenue growth 4Q 2022 Revenue Organic growth Net M&A FX 4Q 2023 Revenue ~(2)% Organic1 ~4% FX $2,467 $2,590 ~3% Net M&A 4Q 2023FY 2023 ~2% Organic1 5 % Revenue growth 5

© GXO Logistics, Inc. $46 $73 $197 $229 2022 2023 Net income(1) 4Q FY 2023: Resilient profitability 6 Contractual business model provides resilient profit performance throughout the cycle (In millions USD) (1) Net income attributable to GXO. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. $205 $193 $728 $741 2022 2023 Adjusted EBITDA(2) 4Q FY

© GXO Logistics, Inc. 2023 wins and extensions 7

© GXO Logistics, Inc. X Logistics, Inc. PFSweb: Welcoming 100+ distinguished brands to GXO client portfolio 8

© GXO Logistics, Inc. (In millions USD) Expected incremental revenues won through 2023 FY 2023 contract wins by source(3) Signed new business wins of >$ 1billion(2) annualized revenue in 2023 Sites transferred from other 3PLs Sites set up to support customer growth Sites previously operated by customers in-house Won from competitors 32% 39% 29% New activity Outsourcing Strong new contract wins and outsourcing underpin 2024 and 2025 growth 9 FY 2022: 26% FY 2022: 43% FY 2022: 31% (1) Based on closing December 31, 2023, FX rates of 1.27 GBP/USD and 1.10 EUR/USD. (2) Contracts converted at the prevailing rate of the quarter in which they are signed. (3) Excludes PFSweb 0 100 200 300 400 500 600 2024 2025 Additional $229(1) signed for 2025 $568(1) signed for 2024

© GXO Logistics, Inc. ~4,000 more adaptive technology units deployed year over year GXO Logistics, Inc. +49% Total technology and automated units +37% Goods-to-person units +8% Cobots +100% Vision tech Accelerating automation and modular adaptive tech leadership 10 FY 2023 growth by category

High-quality growth:
Diversified, contracted, blue-chip

1

Resilient, duration-matched contracts

2

Pricing driven by contractual relationships, not supply & demand

3

Diversified verticals, customers and geographies

4

Blue-chip, investment-grade customer base

$568 million of incremental revenue in 2024 from new contract wins[(1)]

~5-year average contract length[(2)]

No customer represents more than 4% of revenues

~45% of revenue from open book (cost-plus) contracts[(2)]

~76% variable costs versus ~24% fixed costs[(3)]


GXO

(1) Based on closing December 31, 2023, FX rates of 1.27 GBP/USD and 1.10 EUR/USD.
(2) Based on FY 2023.
(3) Based on direct operating expenses, sales, general and administrative expenses, and depreciation expense and based on FY 2023.

GXO

©GXO Logistics, Inc.

© GXO Logistics, Inc. GX Logistics, Inc. Strong balance sheet and free cash flow 12 (1) Includes finance leases and other debt of $118 million as of December 31, 2023. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (3) Net capex is defined as capital expenditures, less proceeds from sales of property and equipment. (4) S&P report December 12, 2023, Moody’s report August 23, 2023, Fitch report May 16, 2023 Cash flow from operations Free cash flow(2) FY 2022: $240 million FY 2023 cash flow Balance sheet Total debt(1) $1,647 million Mostly fixed-rate borrowings Investment grade rated $558 million FY 2022: $542 million $302 million Net debt(2) $1,179 million Net leverage(2) 1.6x Reduced debt by $159 million in 2023 while completing PFSweb acquisition Credit rating agency outlook upgraded by S&P, Moody’s and Fitch during 2023(4) Net capex(2)(3) % of revenue FY 2022: 3.4% of revenueFY 2023: 2.6%

© GXO Logistics, Inc. GX Logistics, Inc. Environmental goals Reduce our environmental impact: 80% global operations using LED lighting by 2025 80% global landfill diversion rate by 2025 50% renewably sourced energy by 2030 30% GHG emissions (scopes 1 & 2) reduction by 2030 vs. 2019 baseline 100% carbon neutral (scopes 1 & 2) by 2040 Social goals • Ensure a safe workplace: Reduce by 15% our Total Recordable Incident Rate in Americas & APAC by 2027 vs. 2022 baseline Reduce by 15% our Lost Time Incident Rate in our UK & European operations by 2027 vs. 2022 baseline • Build a culture of inclusion • Provide a clear and rewarding career path for all employees Governance goals • Maintain a best-in-class information security program • Embed an ethics-driven culture Supporting our customers entering the circular economy • Partnered with a Polarn O. Pyret, a leading children’s clothing brand, to build a scalable pre-loved returns and fulfillment business to extend the lifecycle of its clothing. The solution restored over 95% of returned clothing for resale and won the prestigious Best Circularity Initiative award from Drapers in 4Q 2023. Being an employer of choice • GXO recognized by Newsweek as one of America’s Most Responsible Companies for the second consecutive year; Named one of the ‘Top 50 US Companies for Diversity’ by Diversity First; Recognized by Forbes as a ‘Best Place to Work’ in Spain; Named a ‘Top 100 Apprenticeship Employer’ in the UK. • GXO sites hosted many hundreds of employee engagement events to support productivity during peak season. Doing the right thing every day • GXO launched Cybersecurity Awareness Month to educate team members on how to protect themselves, GXO and customers from cyber threats. • Launched our refreshed annual Code of Business Ethics training. Q4 Highlights: 13

© GXO Logistics, Inc. Best CEO Best CFO Best Company Board Best ESG Best IR Program Best Investor Day X Logistics, Inc. Awards and recognition 14 (1) Relates to Spain (1) (1)

© GXO Logistics, Inc. Key investment highlights 15 1 Massive secular tailwinds: e-commerce, automation, outsourcing 2 Long-term contractual relationships with blue-chip customers 3 Critical scale in a fast-growing market 4 Leadership in revenue- and margin–enhancing technology 5 Resilient financial profile 6 World-class team

© GXO Logistics, Inc. FY 2024 guidance(1) 16 Organic revenue growth(2) 2% - 5% Adjusted EBITDA(2)(4) $760 – $790 million Free cash flow conversion(2) 30-40% Adjusted diluted EPS(2) $2.70 – $2.90 Adjusted EBITDAR(3) $1.90 – $1.95 billion (1) Our guidance reflects current FX rates and the acquisition of PFSweb. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2. (3) Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR is commonly used by management, research analysts and Investors to value companies in the logistics industry. Adjusted EBITDAR should not be construed as a financial performance or operating measure. Refer to the ‘Non-GAAP Valuation Measures’ section on slide 2. (4) We anticipate the following quarterly adjusted EBITDA phasing in 2024: 1Q: c.20%; 2Q: c.24%; 3Q: c.28%; and 4Q: c.28%. GXO Logistics, Inc.

Appendix

GXO Logistics, Inc.
Reconciliation of net income to adjusted EBITDA and adjusted EBITA and adjusted EBITDA and adjusted EBITA margins
(unaudited)

(In millions USD)	Three months ended December 31, 2023	Three months ended December 31, 2022	Year ended December 31, 2023	Year ended December 31, 2022
Net income attributable to GXO	$ 73	$ 46	$ 229	$ 197
Net income attributable to noncontrolling interest	—	—	4	3
Net income	$ 73	$ 46	$ 233	$ 200
Interest expense, net	12	10	53	29
Income tax expense (benefit)	(5)	13	33	64
Depreciation and amortization expense	93	87	361	329
Transaction and integration costs	12	4	34	61
Restructuring costs and other	1	18	32	32
Unrealized (gain) loss on foreign currency options and other	7	27	(5)	13
Adjusted EBITDA[(1)]	$ 193	$ 205	$ 741	$ 728
Less: Depreciation	76	67	290	261
Adjusted EBITA[(1)]	$ 117	$ 138	$ 451	$ 467
Revenue	$ 2,590	$ 2,467	$ 9,778	$ 8,993
Adjusted EBITDA margin[(1)(2)]	7.5 %	8.3 %	7.6 %	8.1 %
Adjusted EBITA margin[(1)(3)]	4.5 %	5.6 %	4.6 %	5.2 %

(1) See the "Non-GAAP Financial Measures" section for additional information.
(2) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.
(3) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue.

GXO

© GXO Logistics, Inc.

© GXO Logistics, Inc. GXO Logistics, Inc. Reconciliation of net income to adjusted net income and adjusted earnings per share (unaudited) Three months ended December 31, Year ended December 31, (Dollars in millions, shares in thousands, except per share amounts) 2023 2022 2023 2022 Net income attributable to GXO $ 73 $ 46 $ 229 $ 197 Amortization expense 17 20 71 68 Transaction and integration costs 12 4 34 61 Restructuring costs and other 1 18 32 32 Unrealized (gain) loss on foreign currency options and other 7 27 (5) 13 Income tax associated with the adjustments above(1) (9) (16) (30) (36) Discrete tax benefit(2) (17) — (22) — Adjusted net income attributable to GXO(3) $ 84 $ 99 $ 309 $ 335 Adjusted basic earnings per share(3) $ 0.71 $ 0.83 $ 2.60 $ 2.86 Adjusted diluted earnings per share(3) $ 0.70 $ 0.83 $ 2.59 $ 2.85 Weighted-average common shares outstanding Basic 118,983 118,658 118,908 117,050 Diluted 119,671 119,126 119,490 117,616 (1) The income tax rate applied to items is based on the GAAP annual effective tax rate. (2) Discrete tax benefit from intangible assets and the release of valuation allowances. (3) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. GXO Logistics, Inc. Other reconciliations (unaudited) Reconciliation of cash flows from operations to free cash flow: Three months ended December 31, Year ended December 31, (In millions USD) 2023 2022 2023 2022 Cash flows from operations $ 215 $ 226 $ 558 $ 542 Capital expenditures (69) (103) (274) (342) Proceeds from sales of property and equipment 5 18 18 40 Net capital expenditures (“Net capex”) (64) (85) (256) (302) Free cash flow(1) $ 151 $ 141 $ 302 $ 240 Cash flows from operations to net income attributable to GXO 243.7% 275.1 % Free cash flow conversion(1) 40.8% 33.0% (1) See the “Non-GAAP Financial Measures” section for additional information. The Company calculates free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a percentage.

© GXO Logistics, Inc. GXO Logistics, Inc. Other reconciliations (unaudited) Reconciliation of revenue to organic revenue: Three months ended December 31, Year ended December 31, (In millions USD) 2023 2022 2023 2022 Revenue $ 2,590 $ 2,467 $ 9,778 $ 8,993 Revenue from acquired business(1) (82) — (460) — Revenue from deconsolidation — — — (20) Foreign exchange rates (97) — (140) — Organic revenue(2) $ 2,411 $ 2,467 $ 9,178 $ 8,973 Revenue growth(3) 5.0% 8.7 % Organic revenue growth(2)(4) (2.3)% 2.3% (1) The Company excludes revenue from the acquired business in the current period for which there are no comparable revenues in the prior period. (2) See the “Non-GAAP Financial Measures” section for additional information. (3) Revenue growth is calculated as the change in the period-over-period revenue divided by the prior period, expressed as a percentage. (4) Organic revenue growth is calculated as the change in the period-over-period organic revenue divided by the prior period, expressed as a percentage.

© GXO Logistics, Inc. GXO Logistics, Inc. Liquidity reconciliations (unaudited) Reconciliation of total debt and net debt: (In millions USD) December 31, 2023 Current debt $ 27 Long-term debt 1,620 Total debt $ 1,647 Less: Cash and cash equivalents (468) Net debt(1) $ 1,179 Reconciliation of total debt to net income attributable to GXO ratio: (In millions USD) December 31, 2023 Total debt $ 1,647 Net income attributable to GXO $ 229 Debt to net income attributable to GXO ratio 7.2x Reconciliation of net leverage ratio: (In millions USD) December 31, 2023 Net debt $ 1,179 Adjusted EBITDA(1) $ 741 Net leverage ratio(1) 1.6x (1) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. GXO Logistics, Inc. Liquidity reconciliations (unaudited) Reconciliation of total debt and net debt: (In millions USD) December 31, 2022 Current debt $ 67 Long-term debt 1,739 Total debt $ 1,806 Less: Cash and cash equivalents (495) Net debt(1) $ 1,311 Reconciliation of total debt to net income attributable to GXO ratio: (In millions USD) December 31, 2022 Total debt $ 1,806 Net income attributable to GXO $ 197 Debt to net income attributable to GXO ratio 9.2x Reconciliation of net leverage ratio: (In millions USD) December 31, 2022 Net debt $ 1,311 Adjusted EBITDA(1) $ 728 Net leverage ratio(1) 1.8x (1) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. Adjusted EBITA, net of income taxes paid: Year ended December 31, 2023(In millions USD) Adjusted EBITA(1) $ 451 Less: Cash paid for income taxes (84) Adjusted EBITA(1), net of income taxes paid $ 367 Return on invested capital: Year ended December 31, (In millions USD) 2023 2022 Average Selected assets: Accounts receivable, net $ 1,753 $ 1,647 $ 1,700 Other current assets 347 286 317 Property and equipment, net 953 960 957 Selected liabilities: Accounts payable $ (709) $ (717) $ (713) Accrued expenses (966) (995) (981) Other current liabilities (327) (193) (260) Invested capital $ 1,051 $ 988 $ 1,020 Net income attributable to GXO to average invested capital 22.5% Operating return on invested capital(1)(2) 36.0% GXO Logistics, Inc. Return on invested capital (unaudited) (1) The ratio of operating return on invested capital is calculated as adjusted EBITA, net of income taxes paid, divided by the average invested capital. (2) See the “Non-GAAP Financial Measures” section for additional information.